SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No. _____)

Filed by the Registrant  |X|
Filed by a Party other then the Registrant  |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2)
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             AVAX TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|  No fee required
|_| Fee computed on table below per Exchange Act Rules 14a-6( i )(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      2)    Form, Schedule or Registration Statement No.:

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      4)    Date Filed:

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

                             AVAX TECHNOLOGIES, INC.
                           4520 Main Street, Suite 930
                           Kansas City, Missouri 64111

                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To be held on Wednesday, June 7, 2000

                        ---------------------------------

                 TO THE STOCKHOLDERS OF AVAX TECHNOLOGIES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AVAX TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), will be held on Wednesday, June 7, 2000, at 10:00 a.m. at Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri 64012, for the following purposes:

      1. To elect seven members to the Board of Directors to serve for one-year terms until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

      2. To consider and vote upon a proposal to amend the Corporation's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.004, of the Corporation from 30,000,000 shares to 50,000,000 shares;

      3. To consider and vote upon a proposal to amend the Corporation's Stock Option Plan to increase the number of shares of common stock available for the grant of stock options from 1,500,000 shares to 2,500,000 shares;

      4. To ratify the selection of the firm of Ernst & Young, LLP, as auditors for the fiscal year ending December 31, 2000; and

      5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record of the Corporation's Common Stock and the Series C Convertible Preferred Stock at the close of business on April 21, 2000, are entitled to notice of, and to vote at, the meeting and any adjournment or postponements thereof. A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Corporation's executive offices at 4520 Main Street, Suite 930, Kansas City, Missouri 64111, for a period of 10 days prior to the meeting.

                                             By Order of the Board of Directors


                                             David L. Tousley
                                             Corporate Secretary

Kansas City, Missouri
May 5, 2000

                             YOUR VOTE IS IMPORTANT.

      Regardless of the number of shares you own, your vote is important.

      If you do not attend the Annual Meeting to vote in person, your vote will not be counted unless a signed proxy representing your shares is presented at the meeting.

      To ensure that your shares will be voted at the meeting, you should complete, date and sign the enclosed proxy card and return it promptly in the envelope provided whether or not you plan to attend the meeting. If you do attend the Annual Meeting, you may revoke your proxy and vote by ballot.

                             AVAX TECHNOLOGIES, INC.

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                    SOLICITATION AND REVOCABILITY OF PROXIES

      This Proxy Statement and the enclosed form of proxy are solicited by the Board of Directors of AVAX TECHNOLOGIES, INC., a Delaware corporation ("AVAX" or the "Corporation"), with its principal executive offices at 4520 Main Street, Suite 930, Kansas City, Missouri 64111, for use at the Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting"), to be held on Wednesday, June 7, 2000 at 10:00 a.m. Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri 64012. It is expected that this Proxy Statement, the form of proxy, the Notice of Annual Meeting and the accompanying Annual Report of the Corporation, which includes the financial statements for the year ended December 31, 1999, will be mailed to stockholders on or about May 5, 2000.

      You are requested to complete, date and sign the accompanying form of proxy and return it promptly in the envelope provided. Your proxy may be revoked by written notice of revocation delivered to the Secretary of the Corporation, by executing and delivering a later dated proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not constitute a revocation of your proxy unless you vote in person at the Annual Meeting or deliver an executed and later dated proxy. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with the stockholders' instructions. If no instructions are given, proxies will be voted as follows:

      a. to elect Jeffrey M. Jonas, M.D., Edson D. de Castro, James L. Currie, Andrew W. Dahl, Sc.D., Gary S. Lazar, M.D., F.A.C.P., John
            K. A. Prendergast, Ph.D. and Carl Spana, Ph.D. as Directors to serve for one-year terms until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

      b. to amend the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000;

      c. to amend the 1992 Amended and Restated Stock Option Plan to increase the number of shares of Common Stock available for issuance under the Plan to 2,500,000;

      d. to ratify the Board of Director's selection of Ernst & Young, LLP to serve as the Corporation's auditors for the year ending December 31, 2000; and

      e. in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.

                OUTSTANDING VOTING SECURITIES OF THE CORPORATION

      Only holders of shares of Common Stock, par value $.004 per share (the "Common Stock") and holders of the Series C Convertible Preferred Stock, $.01 per share (the "Series C Preferred Stock"), of the Corporation, of record as of April 21, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of April 21, 2000, __________ shares of Common Stock and __________ shares of Series C Preferred Stock were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and each share of Series C Preferred Stock will be entitled to 30.7692 votes. The holders of the Common Stock and the Series C Preferred Stock will vote together as one class on all matters to be considered at the Annual Meeting. As of April 21, 2000, the __________ shares of Series C Preferred Stock are entitled to __________ votes in the aggregate on all matters to be voted on at the meeting.

      The presence, in person or by proxy, of at least a majority of the outstanding shares of stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. The affirmative vote of a plurality of the shares of stock present or represented at the Annual Meeting is required to elect the directors. The vote by the holders of a majority of all outstanding shares of stock is required to approve the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock. The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required to approve the proposed amendment to the Stock Option Plan. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting, but have the effect of a negative vote on the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock and the proposal to amend the Stock Option Plan.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth, as of March 30, 2000, certain information regarding the beneficial ownership of the Common Stock and the Series C Convertible Preferred Stock (assuming full conversion into Common Stock) (i) by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, (ii) by each of the named officers and directors of the Corporation and (iii) by all named officers and directors of the Corporation as a group.

      Name and Address of Beneficial                           Number of      Percentage of Class
                Owner (1)               Title of Stock          Shares        Beneficially Owned
                ---------               --------------          ------        ------------------
     Lindsay A. Rosenwald, M.D. (2)      Common Stock           1,891,462           10.08%
     787 Seventh Avenue,
     48th Floor
     New York, NY 10019

     Essex Woodlands Health Ventures     Common Stock           1,949,967           10.42%
     Fund IV, L.P. (3)
     190 South LaSalle Street
     Suite 2800
     Chicago, IL  60603

     Jeffrey M. Jonas, M.D. (4)          Common Stock             567,487            2.99%

     Carl Spana, Ph.D. (5)               Common Stock             105,679               *

     John K.A. Prendergast, Ph.D. (6)    Common Stock             105,679               *

      Name and Address of Beneficial                           Number of      Percentage of Class
                Owner (1)               Title of Stock          Shares        Beneficially Owned
                ---------               --------------          ------        ------------------
     Edson D. de Castro (7)              Common Stock              70,762               *

     Michael S. Weiss, Esq. (8)          Common Stock             108,741               *

     James L. Currie (9)                 Common Stock           1,949,967           10.42%

     Andrew W. Dahl Sc. D (10)           Common Stock               3,472               *

     Gary S. Lazar, MD, F.A.C.P.(11)     Common Stock               3,472               *

     David L. Tousley, C.P.A. (12)       Common Stock             196,787            1.06%

     Ernest W. Yankee, Ph.D. (12)        Common Stock             196,787            1.06%

     Kamy A. Behzadi, Ph.D. (12)         Common Stock              85,000               *

     Warren B. Dudley (12)               Common Stock              18,750               *

     All named officers and directors    Common Stock           3,412,583           17.37%
     as a group (12 persons)

-------------------------------------------------------------------------------

*Represents less than 1%.

Common Stock is determined as the number of Common Stock shares outstanding (15,516,229 as of March 30, 2000) plus the number of shares issuable upon conversion of the Series C Preferred Stock 2,876,917 as of March 30, 2000).

(1) Beneficial ownership is determined in accordance with rules promulgated by the Securities and Exchange Commission, and includes voting and investment power with respect to shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 30, 2000, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 199,314 shares of Common Stock owned by Dr. Rosenwald's wife and trusts in favor of his minor children. Dr. Rosenwald disclaims beneficial ownership of such shares. Includes (i) 17,000 shares of Common Stock issuable upon exercise of warrants issued to the designees of Paramount Capital, Inc., Paramount (the "Placement Agent") for certain bridge financing transactions of the Corporation from August 1995 to February 1996 (the "Bridge Placement Warrants"), (ii) approximately 320,949 shares of Common Stock issuable upon exercise of warrants issued to the designees of Paramount in connection with services rendered during a private offering of Series B Preferred Stock by the Corporation in May and June 1996 (the "Series B Placement Warrants") and (iii) approximately 58,753 shares of Common Stock issuable upon the exercise of the Unit Purchase Option for the purchase of Common Stock and Warrants issued to the designees of Paramount related to the Series C Preferred Stock offering by the Corporation in March 1999. Includes 745,618 shares of Common Stock held by The Aries Fund, A Cayman Island Trust and The Aries Domestic Fund, L.P. (collectively, the "Funds"), two private investment funds that are managed by a company of which Dr. Rosenwald is President, and includes an aggregate of 37,337 shares of Common Stock issuable upon exercise of Series B Placement Warrants and Bridge Placement Warrants held by the Funds. Dr. Rosenwald disclaims beneficial ownership of shares owned by the Funds, except to the extent of his pecuniary interest, if any.

(3) Includes 1,538,460 shares of Common Stock issuable upon the conversion of 50,000 shares of Series C Preferred Stock. Also includes 307,692 shares of Common Stock Essex Woodlands Health Ventures IV, L.P. ("Essex Woodlands") may acquire, pursuant to Warrants issued in conjunction with the Series C Preferred Stock purchased by Essex Woodlands in the Series C Offering. Also includes 8,989 shares of Common Stock Essex Woodlands may acquire, pursuant to Warrants issued in conjunction with the March 9, 2000 Common Stock offering by the Corporation. Also includes 4,938 shares of Common Stock issuable upon the exercise of options held by Essex Woodlands.

(4) Includes 558,186 shares that Dr. Jonas may acquire within 60 days after March 30, 2000, upon the exercise of options and 9,301 shares owned. Excludes 354,575 shares of Common Stock issuable upon exercise of options that are not exercisable within 60 days after March 30, 2000.

(5) Includes 40,762 shares of Common Stock that Dr. Spana may acquire within 60 days of March 30, 2000 upon the exercise of options held by Dr. Spana. Excludes 12,500 shares of Common Stock issuable to Dr. Spana upon exercise of options that are not exercisable within 60 days of March 30, 2000.

(6) Includes 40,762 shares of Common Stock that Dr. Prendergast may acquire within 60 days of March 30, 2000, upon the exercise of options by Dr. Prendergast. Excludes 12,500 shares of Common Stock issuable to Dr. Prendergast upon exercise of options that are not exercisable within 60 days of March 30, 2000.

(7) Represents shares of Common Stock that Mr. de Castro may acquire within 60 days of March 30, 2000, upon the exercise of options held by Mr. De Castro. Excludes 12,500 shares of Common Stock issuable to Mr. de Castro upon the exercise of options that are not exercisable within 60 days of March 30, 2000.

(8) Includes 1,500 shares of Common Stock issuable upon exercise of Bridge Placement Warrants and 45,180 shares of Common Stock issuable upon exercise of Series B Placement Warrants. Includes 40,762 shares of Common Stock that Mr. Weiss may acquire within 60 days of March 30, 2000, upon the exercise of options. Excludes 12,500 shares of Common Stock issuable to Mr. Weiss upon exercise of options that are not exercisable within 60 days of March 30, 2000.

(9) Includes all shares of Common Stock, Series C Preferred Stock and warrants and options to purchase Common Stock held by Essex Woodlands. Mr. Currie disclaims beneficial ownership of those shares except to the extent of his pecuniary interest therein.

(10) Represents shares of Common Stock that Mr. Dahl may acquire within 60 days of March 30, 2000, upon the exercise of options held by Mr. Dahl. Excludes 8,750 shares of Common Stock issuable to Mr. Dahl upon exercise of options that are not exercisable within 60 days of March 30, 2000.

(11) Represents shares of Common Stock that Dr. Lazar may acquire within 60 days of March 30, 2000, upon the exercise of options held by Dr. Lazar. Excludes 8,750 shares of Common Stock issuable to Dr. Lazar upon exercise of options that are not exercisable within 60 days of March 30, 2000.

(12) Represents shares that Mr. Tousley, Dr. Yankee, Dr. Behzadi and Mr. Dudley each may acquire within 60 days of March 30, 2000, and excludes 168,317 shares issuable to each of Mr. Tousley and Dr. Yankee, 40,000 shares issuable to Dr. Behzadi and 131,250 shares issuable to Mr. Dudley upon exercise of options that are not exercisable within 60 days of March 30, 2000.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      At the Annual Meeting, the stockholders will elect seven directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. It is intended that the names of the nominees listed below will be placed in nomination at the Annual Meeting to serve as directors and that the person named in the form of proxy will vote for their election. All nominees listed below are currently members of the Board of Directors. Each nominees has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the proxies will be voted for the person, if any, designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve.

      The nominees for directors of the Corporation, as well as certain information about them, are as follows:

Name                                        Age           Position with the Corporation
----                                        ---           -----------------------------
Jeffrey M. Jonas, M.D.                      47            Chief Executive Officer, President and Director
Edson D. de Castro                          61            Director
James L. Currie                             63            Director
Andrew W. Dahl, Sc.D.                       57            Director
Gary S. Lazar, M.D., F.A.C.P.               47            Director
John K. A. Prendergast, Ph.D.               46            Director
Carl Spana, Ph.D.                           37            Director

      Jeffrey M. Jonas, M.D., has been the Chief Executive Officer, President and Director of the Corporation since June 1, 1996. Currently, Dr. Jonas serves on the Board of Directors of ZONAGEN, Inc. Prior to joining the Corporation, from 1994 to 1996, Dr. Jonas was the Vice President of Clinical Development and the Chief Medical Officer of Upjohn Laboratories. From 1991 to 1994, he was the Vice President of Worldwide Pharmaceutical Regulatory Affairs, the Director of Psychopharmacology and the Director of Clinical Development III for Upjohn Corporation. Prior thereto, Dr. Jonas was a research and clinical psychopharmacologist in the Boston area. Dr. Jonas has authored a book on Prozac(TM), and over 100 scientific articles, abstracts and book chapters. Dr. Jonas received his M.D. from Harvard Medical School in 1979 and a B.A. in Biology and English from Amherst College in 1975.

      Edson D. de Castro has been a member of the Board of Directors of the Corporation since October 1993. Since 1990, Mr. de Castro has been consulting for companies and participating as a member of certain Boards of Directors. Mr. de Castro was one of five co-founders of Data General Corporation in 1968 for which, from 1968 to 1989, he served as its President and Chief Executive Officer, and from 1989 to 1990, he served as its Chairman of the Board of Directors. From 1995 to 1997, Mr. de Castro was the Chief Executive Officer and Chairman of the Board of Directors of Xenometrix, Inc. Mr. de Castro was a founder and Executive Committee Member of the Massachusetts High Tech Council. Mr. de Castro is a Trustee of Boston University. In addition, Mr. de Castro serves on the Board of Directors of Boston Life Sciences, Inc. Mr. de Castro received his B.S. in Electrical Engineering from the University of Lowell in 1960.

      James L. Currie has been a Director of the Corporation since March 1999. Mr. Currie is a General Partner of Essex Woodlands Health Ventures and has been involved with the Corporation since 1982. Currently he sits on the Board of Directors of Serologicals Corporation, Digitrace Care Services, Inc., the Health Advanced Institute, Cebert Pharmaceuticals, Inc. and Integrity Pharmaceuticals Corporation. He has played key roles in the formation or financing of Critical Care of America, LyphMed, Inc. Parexel International, Serologicals, Inc, Richwood

Pharmaceuticals, and a number of other successful venture-backed companies. For eight years, he served as owner/operator of Central Scientific, Inc. a manufacturer and distributor of products sold to the health care industry.

      Andrew W. Dahl, Sc.D., has been a director of the Corporation since September 1999. From July 1994 through December 1999, Dr. Dahl served as the President and Chief Executive Officer of HealthNet, Inc. From July 1990 through March 1994, Dr. Dahl served as President and Chief Executive Officer of IVF America, Inc. (now known as IntegraMed America), where he was instrumental in taking the Corporation public. Dr. Dahl also served as Executive Vice President and Chief Operating Officer of St. John Health and Hospital Corporation in Detroit, a university-affiliated medical center, and was Vice President for Development of the Hospital Corporation of America, Management Company. Dr. Dahl received his Sc.D. from Johns Hopkins University and a M.P.A. from Cornell University. Dr. Dahl is also a fellow in the American College of Health Care Executives.

      Gary S. Lazar, M.D., F.A.C.P., has been a director of the Corporation since September 1999. Since 1997, Dr. Lazar has been a business development consultant for several healthcare organizations, including the Advisory Board Corporation and Oncology Roundtable, Washington, D.C. From January 1996 through September 1997, Dr. Lazar was President and Chief Operating Officer of Value Oncology Sciences, Inc., a cancer disease management Corporation in Los Angeles. Prior to that, Dr. Lazar was Vice President of Physician Network Development of Salick Health Care, Inc., a corporation that provided management services to cancer centers and developed managed care products in the area of cancer care delivery. Prior to 1993, Dr. Lazar practiced Medical Oncology and Hematology at the University of California, Los Angeles Medical Center. Dr. Lazar received his M.D. from Loyola University, Stritch School of Medicine.

      John K. A. Prendergast, Ph.D., has been a director of the Corporation since July 1996. Dr. Prendergast has served as President and principal of Summercloud Bay, Inc., a biotechnology-consulting firm, since 1993. He is a co-founder and/or a member of the Board of Ingenex, Inc., Atlantic Pharmaceuticals, Inc., Optex Ophthamologics, Inc., Gemini Gene Therapies, Inc., Channel Therapeutics, Inc., Xenometrix, Inc., Avigen, Inc., and Palatin Technologies, Inc. From October 1991 through December 1997, Dr. Prendergast was a Managing Director of Paramount Capital Investments, LLC and a Managing Director of The Castle Group Ltd. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

      Carl Spana, Ph.D., has been a Director of the Corporation since September 1995 and was its Interim President from August 1995 to June 15, 1996. Dr. Spana is currently an Executive Vice President and Chief Technology Officer of Palatin Technologies, Inc. Since June 1996, Dr. Spana has served as Executive Vice President and Chief Technology Officer of RhoMed Incorporated. From 1993 to 1996, Dr. Spana was responsible for discovering, evaluating, and commercializing new biotechnologies through his work at Paramount Capital Investments, LLC where he was an Associate Director. Dr. Spana has been a co-founder of several private biotechnology firms. From 1991 to 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb where he was involved in scientific research in the field of immunology that led to the initiation of several new drug discovery programs. Dr. Spana currently is a member of the Board of Directors of Palatin Technologies, Inc. Dr. Spana received his Ph.D. in Molecular Biology from The Johns Hopkins University and a B.S. in Biochemistry from Rutgers University.

      For information concerning the number of shares of Common Stock beneficially owned by each nominee, see "Principal Stockholders."

General

      All directors hold office until the next annual meeting of stockholders of the corporation and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. The Corporation's bylaws provide that directors and officers be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by the laws of the State of Delaware, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the Corporation's best interests.

Board Meetings and Committees

      The Board of Directors met twice and acted by unanimous written consent twice during the year ended December 31, 1999. Each incumbent director attended, in person or by telephone, all the meetings of the Board of Directors and committees of the Board of Directors on which he served during the year.

      The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee and the Compensation Committee each met once during the last year, and otherwise their respective responsibilities were assumed by the full Board of Directors. The Corporation does not have a Nominating Committee.

      Audit Committee. The Audit Committee of the Board of Directors, consisting of Jeffrey M. Jonas, M.D., Edson D. de Castro and Carl Spana, Ph.D., oversees the accounting and tax functions of the Corporation, including recommendation to the Corporation of independent auditors to conduct the annual audit of the Corporation's financial statements, review of the scope and costs of the audit plans of the independent auditors, review of the Corporation's internal accounting controls, advising and assisting the Board of Directors in evaluating the auditor's review and supervising the Corporation's financial and accounting organization and financial reporting.

      Compensation Committee. The Board of Directors also has a Compensation Committee, of which Carl Spana, Ph.D. and John Prendergast are members. The Compensation Committee reviews and makes recommendations concerning executive compensation, and administers the Stock Option Plan together with the Board of Directors. The Compensation Committee also administers the Director Plan.

      Nominating Committee. The Corporation does not have a standing Nominating Committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for election of directors must do so in compliance with the applicable procedures set forth in the Corporation's Bylaws. The Corporation will furnish copies of the applicable Bylaw provision upon written request to the Corporation, Attention: Erika Rich, 4520 Main Street, Suite 930, Kansas City, Missouri 64111.

Compensation of Directors

      The Corporation currently compensates its non-employee directors on an annual basis, at the election of each director (which election must be made annually by December 15th of the year immediately prior to the year in which compensation is earned (the "Election Date")), as follows: (i) $10,000, payable quarterly in arrears (the "Director's Fee"), or (ii) options to purchase that number of shares of Common Stock in an amount equal to the result obtained by multiplying (A) two by (B) the result obtained by dividing (x) the Director's Fee by (y) the closing price of the Common Stock on the Election Date, or the last business day preceding the Election Date (the "Closing Price"). Options granted to directors vest at a rate of 1/4 per quarter over a one-year period and are exercisable for a period of seven years at an exercise price equal to the Closing Price. All directors elected to be compensated for their 1999 services with options to purchase Common Stock and in January 1999 were each issued options to purchase 8,101 shares of Common Stock with the foregoing terms at an exercise price of $2.47 per share of Common Stock.

      Dr. Jonas receives no additional compensation for service on the Board of Directors or any committee thereof. All directors of the Corporation are reimbursed for travel expenses incurred in attending board and committee meetings.

                The Board of Directors recommends a vote FOR the
               nominees to the Board of Directors set forth above.

                               EXECUTIVE OFFICERS

      Executive officers of the Corporation are elected annually and hold office until the first meeting of the Board of Directors after each annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

      The following table sets forth the names and positions of the executive officers of the Corporation:

Name                                        Age           Position with the Corporation
----                                        ---           -----------------------------
Jeffrey M. Jonas, M.D.                      47            Chief Executive Officer, President and Director
David L. Tousley, C.P.A.                    44            Chief Financial Officer and Corporate Secretary
Ernest W. Yankee, Ph.D.                     56            Executive Vice President

Additional information relating to Jeffrey M. Jonas, M.D., is included in the preceding pages under "Election of Directors."

      David L. Tousley, C.P.A., has been the Chief Financial Officer of the Corporation since October 1, 1996 and the Corporate Secretary since January 1999. Prior to joining the Corporation, from 1989 to 1996, Mr. Tousley was the Controller and then the Vice President for Finance and Administration of the U.S. subsidiary of Pasteur-Merieux Connaught. Mr. Tousley received his M.B.A. in Accounting from Rutgers University Graduate School of Business in 1978 and his B.A. in English from Rutgers College in 1977.

      Ernest W. Yankee, Ph.D., has been an Executive Vice President of the Corporation since October 1, 1996. Prior to joining the Corporation, he served as the Director of Clinical Development of the Upjohn Corporation from 1994 to 1996. From 1990 to 1994, he was the Director of Preclinical Development-Scientific Affairs of the Upjohn Corporation. Dr. Yankee received his Ph.D. from the University of California at Los Angeles in 1970 and his B.A. in Chemistry from La Sierra University in 1965.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

Executive Compensation

      The following Summary Compensation Table sets forth the compensation earned by the persons serving as the Corporation's chief executive officer and the other named officers (the "Named Officers") for the last three fiscal years. The Corporation has no long-term incentive plans.

                           Summary Compensation Table
                               Annual Compensation

                                                                           Restricted    Shares of Common
                                                                             Common      Stock Underlying        All Other
 Name and Principal                                                       Stock Award(s)    Options/SARs       Compensa-tion
      Position                 Year        Salary ($)        Bonus ($)          ($)              (#)                ($)
------------------------------------------------------------------------------------------------------------------------------
Jeffrey M. Jonas, M.D. --
President and Chief
Executive Officer              1999          $289,583         $100,000         -0-            323,889                  -0-

                               1998          $234,166         $120,000     $25,000 (1)        150,000                  -0-

                               1997          $214,656         $100,000         -0-            150,000                  -0-

David L. Tousley, C.P.A. --
Chief Financial Officer and
Corporate Secretary            1999          $195,000          $50,000         -0-            130,104                  -0-

                               1998          $173,000          $50,000         -0-             50,000                  -0-

                               1997          $154,500          $50,000         -0-             60,000              $62,570 (2)

Ernest W. Yankee, Ph.D. -
Executive Vice President
                               1999          $195,000          $50,000         -0-            130,104                  -0-

                               1998          $173,000          $50,000         -0-             50,000                  -0-

                               1997          $150,750          $50,000         -0-             60,000              $70,631 (3)

Warren B. Dudley - Senior
Vice President for
Marketing, Sales, and          1999           $31,666 (4)          -0-         -0-                -0-                  -0-
Business Development

Kamy A. Behzadi, Ph.D. -
Vice President of
Operations                     1999          $130,000          $32,000         -0-             35,000                  -0-

                               1998          $115,000          $31,500         -0-                -0-                  -0-

                               1997           $97,916              -0-         -0-             90,000               $9,607 (5)

---------------

(1) Represents 9,301 shares of restricted stock issued to Dr. Jonas on September 30, 1998, and valued at the closing market price of the Common Stock on that day.
(2) Includes $62,287 paid in connection with Mr. Tousley's relocation and temporary living expenses in accordance with his letter of employment and $283 in group term life insurance premiums for insurance coverage in excess of $50,000, paid by the Corporation.
(3) Includes $69,906 paid in connection with Dr. Yankee's relocation and temporary living expenses in accordance with his letter of employment and $725 in group term life insurance premiums for insurance coverage in excess of $50,000, paid by the Corporation.
(4) Represents the portion of Mr. Dudley's annual base salary paid from October 8, 1999 through December 31, 1999. Mr. Dudley was hired by the Corporation on October 8, 1999, at an annual base salary of $190,000.

(5) Represents costs paid in connection with Dr. Behzadi's relocation in accordance with his letter of employment.

Options

The following table sets forth certain information concerning stock options granted during the year ended December 31, 1999 to the Named Officers. The Corporation does not grant stock appreciation rights.

                      Option/SAR Grants In Last Fiscal Year

                                      Shares of Common              % of Total
                                      Stock Underlying    Options/SARs Granted
                                  Options/SARs Granted         to Employees in    Exercise or Base
Name                                               (#)             Fiscal Year     Price ($/share)    Expiration Date
-----------------------------------------------------------------------------------------------------------------------
Jeffrey M. Jonas, M.D.                         121,246                  13.10%               2.938    November 16, 2006

                                               202,643                  21.90%               2.938    November 22, 2006

David L. Tousley, C.P.A.                        48,386                   5.23%               2.938    November 16, 2006

                                                81,718                   8.83%               2.938    November 22, 2006

Ernest W. Yankee, Ph.D.                         48,386                   5.23%               2.938    November 16, 2006

                                                81,718                   8.83%               2.938    November 22, 2006

Warren B. Dudley                               150,000                  16.21%               3.000    November 1, 2006

Kamy A. Behzadi, Ph.D.                          35,000                   3.78%               5.125    April 1, 2006

The following table sets forth certain information concerning stock options held by the Named Officers on December 31, 1999. No stock options were exercised by the Named Officers during the year ended December 31, 1999.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

                                                Number of Securities          Value of Unexercised
                                              Underlying Unexercised          In-The-Money Options
                                           Options at December 31, 1999    at December 31, 1999 (1)
                                           ----------------------------    ------------------------

                            Shares
                            Acquired on
Name                        Exercise (#)     Exercisable  Unexercisable    Exercisable   Unexercisable
------------------------------------------------------------------------------------------------------
Jeffrey M. Jonas, M.D.                -0-      414,091          498,670    $1,904,238     $2,019,050
David L. Tousley, C.P.A.              -0-      146,149          218,954    $  689,666     $  878,084
Ernest W. Yankee, Ph.D.               -0-      146,149          218,954    $  689,666     $  878,084
Warren B. Dudley                      -0-       85,000           40,000    $   33,694     $  505,406
Kamy A. Behzadi, Ph.D.                -0-        9,375          140,625    $  156,115     $   83,760

(1) Value is based on the difference between the option exercise price and $6.594, the market value of the Common Stock on December 31, 1999 (based upon the closing price on such day on the Nasdaq SmallCap Market), multiplied by the number of shares of Common Stock issuable upon exercise of the options.

Employment Agreements

      Dr. Jonas. On May 17, 1996, the Corporation entered into a letter of employment with Jeffrey M. Jonas, M.D., pursuant to which Dr. Jonas became the President, Chief Executive Officer and a Director of the Corporation for an initial term of four years, effective as of June 1, 1996. Pursuant to the terms of that letter of employment, Dr. Jonas received a signing bonus of $12,000, and options to acquire 318,872 shares of Common Stock at an exercise price of $1.00. Dr. Jonas also received options to acquire 150,000 shares of Common Stock at an exercise price of $4.50, and options to acquire 120,000 shares of Common Stock at an exercise price of $1.25 in 1997 and 1998, respectively. All of the options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years.

      Effective June 1, 1999, the Corporation entered into an amended and restated letter of employment with Dr. Jonas (the "Jonas Employment Agreement" or the "Agreement"). The Jonas Employment Agreement is for an initial period of three years. The Agreement will terminate on June 1, 2002, unless, at least nine months prior to the Agreement's expiration date, the Corporation and Dr. Jonas negotiate an extension of the Agreement for a further three year period. Under the terms of the Jonas Employment Agreement, Dr. Jonas receives an annual base salary of not less than $300,000, and is entitled to receive a discretionary annual incentive bonus. Dr. Jonas is also eligible for additional stock options based upon outstanding performance.

      In the event that Dr. Jonas' employment is terminated due to death or to his disability, by the Corporation for just cause or by Dr. Jonas for other than good reason, Dr. Jonas or his estate is entitled to receive the base salary accrued but unpaid as of the date of termination.

      In the event that Dr. Jonas' employment is terminated (other than following a Change of Control, as defined in the Agreement) for any reason other than due to death or to his disability, or by the Corporation for just cause, or is terminated by Dr. Jonas for good reason, then the Corporation will continue to pay Dr. Jonas for the remainder of the employment period, but for not less than one year following the termination, the base salary which Dr. Jonas would have received during the one year period following the termination of the Agreement had his employment not been terminated; provided that on the date of termination, the Corporation will pay Dr. Jonas a lump sum amount equal to the annual base salary, and that any remaining amounts payable to Dr. Jonas will be payable in a lump-sum payment on the first anniversary of the date of termination, offset only by any payments that Dr. Jonas is entitled to earn as salary from alternative employment during the remainder of the employment period following the one year anniversary. In addition, any stock options previously granted to Dr. Jonas will continue to vest according to the provisions of the Agreement during the one year severance period.

      Upon termination, following a Change of Control, for any reason other than due to Dr. Jonas' death or to his disability, or by the Corporation for just cause, or termination by Dr. Jonas for good reason, then the Corporation will pay Dr. Jonas a lump sum payment equal to two times the base salary (at the higher of the rate in effect at the date of termination or the rate in effect on the date of the Change of Control). The amount will not be set-off against moneys earned from alternative employment, and all options previously granted to Dr. Jonas which remain unvested will immediately vest. The Employment Agreement also contains a two-year covenant not to compete, a three-year covenant not to disclose confidential information and an 18-month non-solicitation provision after termination.

      Mr. Tousley. On September 13, 1996, the Corporation entered into a letter of employment (the "Tousley Employment Letter") with David L. Tousley, pursuant to which Mr. Tousley became the Chief Financial Officer of the Corporation for an initial term of four years. Pursuant to the terms of the Tousley Employment Letter, Mr. Tousley receives an annual salary of not less than $150,000 and a discretionary bonus of not less than $25,000. Mr. Tousley's discretionary bonus may not exceed 100% of his base salary. Mr. Tousley also received options to acquire 125,000 shares of Common Stock at an exercise price of $1.00 per share. All such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years.

      The Tousley Employment Letter also provides that the Corporation and Mr. Tousley intend to enter into a more formal employment agreements which will contain, among other things, severance arrangements and non-compete provisions. Mr. Tousley is also entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Corporation may determine. In the event that a Change of Control (as defined in the Tousley Employment Letter) occurs and, prior to the expiration of the initial term of the Tousley Employment Letter, Mr. Tousley's employment thereunder is terminated by the Corporation without cause or Mr. Tousley with cause, all options previously granted to Mr. Tousley which remain unvested will immediately vest.

      Dr. Yankee. On September 13, 1996, the Corporation entered into a letter of employment (the "Yankee Employment Letter") with Ernest W. Yankee, Ph.D., pursuant to which Dr. Yankee became an Executive Vice President of the Corporation for an initial term of four years. Pursuant to the terms of the Yankee Employment Letter, Dr. Yankee receives an annual salary of not less than $145,000, and a discretionary bonus of not less than $25,000. Dr. Yankee's discretionary bonus may not exceed 75% of his base salary. Dr. Yankee also received options to acquire 125,000 shares of Common Stock at an exercise price of $1.00 per share. All such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years.

      The Yankee Employment Letter also provides that the Corporation and Dr. Yankee intend to enter into a more formal employment agreements which will contain, among other things, severance arrangements and non-compete provisions. Dr. Yankee is also entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Corporation may determine. In the event that a Change of Control (as defined in the Yankee Employment Letter) occurs and, prior to the expiration of the initial term of the Yankee Employment Letter, Dr. Yankee's employment thereunder is terminated by the Corporation without cause or by Dr. Yankee with cause, all options previously granted to Dr. Yankee which remain unvested will immediately vest.

      Kamy A. Behzadi, Ph.D. Effective March 1, 1997, the Corporation entered into a letter of employment with Dr. Behzadi, pursuant to which Dr. Behzadi became Director of Operations of the Corporation. Effective April 1, 1999, Dr. Behzadi's letter of employment was amended (as amended, the "Behzadi Employment Letter"), and Dr. Behzadi was promoted to Vice President, Operations. Under the terms of the Behzadi Employment Letter, Dr. Behzadi receives an annual base salary of not less than $135,000, and is eligible for a discretionary annual incentive bonus. Dr. Behzadi received options to acquire 90,000 shares of Common Stock at an exercise price of $4.00 per share. Dr. Behzadi also received options to acquire 35,000 shares of Common Stock at an exercise price of $5.12 per share. All such options will vest in accordance with the Behzadi Employment Letter, and are exercisable for a period of seven years. Dr. Behzadi also received a signing bonus of $8,750. The Behzadi Employment Letter also contains a two-year covenant not to compete, a covenant not to disclose confidential information and a one-year non-solicitation provision after termination.

      Warren B. Dudley. October 8, 1999, the Corporation entered into a letter of employment with Warren B. Dudley, pursuant to which Mr. Dudley became the Senior Vice President for Marketing, Sales, and Business Development of the Corporation. Effective November 1, 1999, the Corporation entered into an employment agreement with Mr. Dudley (the "Dudley Employment Agreement" or the "Agreement"), that replaced the letter of employment dated October 8, 1999.

      The Dudley Employment Agreement is for an initial period of three years. The Agreement will be automatically renewed for successive one year periods, unless either the Corporation or Mr. Dudley gives written notice to the other that the Employment Agreement will terminate at the end of the initial employment period or the then-current renewal period, at least three months prior to the end of the period. Under the terms of the Dudley Employment Agreement, Mr. Dudley receives an annual base salary of not less than $190,000, and is entitled to receive a discretionary annual incentive bonus of up to 100% of his base salary. Mr. Dudley also received options to acquire 150,000 shares of Common Stock at an exercise price of $3.00 per share. All such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. Mr. Dudley is also entitled to additional stock options at the sole discretion of the Corporation's Board of Directors.

      In the event that Mr. Dudley's employment is terminated due to death or to his disability, by the Corporation for just cause or by Mr. Dudley for other than good reason, Mr. Dudley or his estate is entitled to receive the base salary accrued but unpaid as of the date of termination.

      In the event that Mr. Dudley's employment is terminated (other than following a Change of Control, as defined in the Agreement) for any reason other than due to his death or to his disability, or by the Corporation for just cause, or is terminated by Mr. Dudley for good reason, then the Corporation will pay Mr. Dudley, as his sole damages for termination, a lump sum payment equal to 100% of his annual base salary, at the rate in effect at the time of his termination, without set-off for any salary earned from alternative employment. In addition, any stock options previously granted to Mr. Dudley will continue to vest according to the provisions of the Agreement during the one year severance period. Also, the Corporation will pay Mr. Dudley's family coverage COBRA medical coverage co-payment for the entire COBRA coverage period.

      Upon termination, following a Change of Control, for any reason other than due to Mr. Dudley's death or to his disability, or by the Corporation for just cause, or termination by Mr. Dudley for good reason, then the Corporation will pay Mr. Dudley a lump sum payment equal to two times the base salary (at the higher of the rate in effect at the date of termination or the rate in effect on the date of the Change of Control). The amount will not be set-off against moneys earned from alternative employment, and all options previously granted to Mr. Dudley which remain unvested will immediately vest. Also, the Corporation will pay Mr. Dudley's family coverage COBRA medical coverage co-payment for the entire COBRA coverage period.

      The Employment Agreement also contains a two-year covenant not to compete and a five-year covenant not to disclose confidential information.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. The Reporting Persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Specific due dates for these reports have been established and the Corporation is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based on its review of the copies of filings received by it with respect to the fiscal year ended December 31, 1999, and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with the Section 16(a) filing requirements in the year ended December 31, 1999, other than, Jeffrey M. Jonas, M.D., David L. Tousley, C.P.A., Ernest W. Yankee, Ph.D., Carl Spana, Ph.D., John
K. A. Prendergast, Ph. D., Edson D. de Castro and Michael S. Weiss who each failed to timely file a certain Form 4 reporting the grant to each of them of options to acquire additional shares of Common Stock, but each subsequently reported the required information on a Form 5 for the year ended December 31, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On March 1, 1999, the Corporation consummated an offering of Series C Preferred Stock (the "Series C Offering") pursuant to which the Corporation raised aggregate gross proceeds of approximately $10,130,000. In the Series C Offering, the Corporation sold an aggregate of 101,300 shares of Series C Preferred Stock, Class A Warrants to purchase an aggregate of 311,692 shares of Common Stock at an exercise price of $4.00 per share of Common Stock and Class B Warrants to purchase an aggregate of 311,692 shares of Common Stock at an exercise price of $4.50 per share of Common Stock, all for an aggregate sale price of $2,649,337. The Series C Preferred Stock, the Class A Warrants and the Class B Warrants were sold as a unit in the Series C Offering. The Class A Warrants and Class B Warrants are exercisable until March 1, 2004.

      Lindsay A. Rosenwald, M.D., a greater than 5% stockholder of the Corporation, is the Chairman and sole stockholder of each of Paramount Capital, Inc. ("Paramount") and Paramount Capital Investments, LLC. In connection with services rendered by Paramount in identifying and introducing the Corporation to the investors in the Series C Offering, the Corporation paid to Paramount a cash finders fee of approximately $709,100 and issued an option to acquire approximately 187,015 shares of Common Stock at an exercise price of $3.58, exercisable until March 1, 2004. Upon exercise of the Unit Purchase Option granted to it in connection with the Series C Offering, Paramount would be issued warrants to purchase 37,402 shares of Common Stock of which 18,701 will be exercisable at $4.00 and the remaining 18,701 will be exercisable at $4.50, all for an aggregate sale price of $828,472. The warrants are exercisable until March 1, 2004.

      On March 10, 2000, the Corporation completed an offering of Common Stock and related warrants (the "2000 Offering") pursuant to which the Corporation raised aggregate gross proceeds of approximately $25,137,000. Certain provisions of a letter agreement between the Corporation and Paramount, dated January 29, 1999, entered into in connection with the Series C offering, entitle Paramount to a finder's fee in connection with the 2000 Offering due to the participation in the 2000 Offering of certain investors previously introduced to the Corporation by Paramount. Accordingly, the Corporation paid to Paramount a cash finder's fee of $140,000.56 and warrants to purchase 10,787 shares of the Corporation's Common Stock at an exercise price of $11.125 per share.

      Michael S. Weiss, a Director and former Corporate Secretary of the Corporation, was a Senior Managing Director of Paramount during 1998. Dr. Carl Spana, a Director of the Corporation, was previously a Vice President of Paramount Capital Investments, LLC. In addition, Dr. John K.A. Prendergast, also a Director of the Corporation, was a Managing Director of Paramount Capital Investments, LLC until December 1997.

      Mr. Currie was named to the Board in March 1999, in conjunction with the sale by the Corporation of an aggregate of 70,000 shares of the Series C Preferred Stock to an affiliate of the Essex Woodlands Health Ventures and to Petrus Fund, L.P. The purchase agreement between the Corporation and the purchasers of the Series C Preferred Stock provided that the Corporation would nominate a person designated by an affiliate of Essex Woodlands Health Ventures and Petrus Fund, L.P. for election to the Board of Directors and recommend that person to the stockholders of the Corporation. The Board of Directors was expanded in March 1999, and

Mr. Currie was named by the Board to fill the newly created position upon the designation of Mr. Currie by Essex Woodlands Health Ventures and Petrus Fund, L.P.

                                   PROPOSAL 2

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                          TO INCREASE AUTHORIZED SHARES
                                 OF COMMON STOCK

      The Corporation is currently authorized to issue 30,000,000 shares of Common Stock, par value $.004 per share. The Corporation's Board of Directors recommends that the Corporation's stockholders approve an amendment (the "Amendment") to the Corporation's Certificate of Incorporation that would increase the authorized shares of the Corporation's Common Stock from 30,000,000 shares to 50,000,000 shares. If the Amendment is approved by the Corporation's stockholders, the first paragraph of ARTICLE FOURTH of the Corporation's Certificate of Incorporation will read as follows:

      FOURTH:(A)(1) The aggregate number of shares which the Corporation shall have authority to issue is Fifty-Five Million (55,000,000), of which Five Million (5,000,000) shares, having a par value of $.01 per share, shall be designated "Preferred Stock" and Fifty Million (50,000,000) shares, having a par value of $.004 per share, shall be designated "Common Stock."

      The Corporation proposes to increase the number of authorized shares of its Common Stock to provide additional shares for general corporate purposes, including stock dividends and splits, raising additional capital, issuances pursuant to employee stock and option plans and possible future acquisitions. The Corporation's officers from time to time engage in discussions with other businesses concerning the possible acquisition of such companies by the Corporation, in which the Corporation has considered issuing stock as part or all of the acquisition price. The Corporation may consider similarly structured acquisitions in the future. The Board of Directors believes that an increase in the total number of shares of authorized common stock will better enable the Corporation to meet its future needs and give it greater flexibility in responding quickly to business opportunities. The proposed increase will also provide additional shares for corporate purposes generally.

      The Corporation's issuance of shares of Common Stock, including the additional shares that will be authorized if the proposed Amendment is adopted, may dilute the present equity ownership position of current holders of Common Stock and may be made without stockholder approval, unless otherwise required by applicable laws.

      The Board of Directors believes that, as proposed, the approval of the Amendment is in the best interests of the stockholders of the Corporation. Approval of this proposal requires a vote in favor of the Amendment by the holders of a majority of the Corporation's outstanding shares of stock entitled to vote at the Annual Meeting.

          The Board of Directors recommends that stockholders vote FOR the proposal to amend the Corporation's Certificate of Incorporation to increase the Corporation's authorized shares of Common Stock.

                                   PROPOSAL 3

          AMENDMENT OF THE AMENDED AND RESTATED 1992 STOCK OPTION PLAN

      In accordance with the terms of the Corporation's Amended and Restated 1992 Stock Option Plan (the "Stock Option Plan" or the "Plan"), the Board of Directors, by resolutions adopted _______, 2000, amended the Stock Option Plan to increase the maximum number of shares of Common Stock that may be issued upon the exercise of stock options granted under the Stock Option Plan from 1,500,000 to 2,500,000. Stockholder approval of the amendment is required for it to become effective.

General

      The Corporation's original 1992 Stock Option Plan was adopted by the Board of Directors on April 14, 1992 and approved by the stockholders of the Corporation. As amended, the Stock Option Plan currently provides that options to purchase a maximum of 1,500,000 shares of Common Stock may be granted. The Board of Directors has amended the Stock Option Plan to increase the maximum number of shares of Common Stock available for stock options granted thereunder to 2,500,000.

      The increase in the maximum number of shares under the Stock Option Plan is necessitated by the growth in the number of employees of the Corporation, and the grant of additional stock options to existing employees and others as previously granted stock options vest and become exercisable.

      As of March 30, 2000, no options granted under the Stock Option Plan had been exercised. Options for 486,375 shares had been cancelled under the Stock Option Plan and options for 1,345,397 shares were outstanding under the Stock Option Plan. Shares not purchased under an option prior to its forfeiture, surrender, termination, expiration, cancellation or exchange are available for future grants under the Stock Option Plan. As of March 30, 2000, the fair market value of shares subject to outstanding options under the Stock Option Plan was $12,781,272, based on the closing price of the Common Stock as reported on the Nasdaq SmallCap Market on that date.

      As of March 30, 2000, there has not been any options exercised to purchase shares of Common Stock under the Stock Option Plan by current executive officers and directors as a group. Options to purchase 499,300 shares of Common Stock had been received under the Stock Option Plan by all employees, including current officers who are not executive officers, as a group (12 persons). For information with respect to options to purchase shares of Common Stock received by the Corporation's Chief Executive Officer and the other Named Executive Officers under the Stock Option Plan, see "Executive Compensation - Stock Options."

Purpose

      The purposes of the Stock Option Plan are to provide incentive to employees and consultants of the Corporation, to encourage employee proprietary interest in the Corporation, to encourage employees to remain in the employ of the Corporation and to attract to the Corporation individuals of experience and ability.

Administration

      The Stock Option Plan is administered by the Board of Directors. The Board of Directors has the authority in its sole discretion, subject to the express provisions of the Stock Option Plan, to administer the Stock Option Plan and to exercise all the powers and authorities granted to it under the Stock Option Plan, including, without limitation, the authority to grant options, to determine the persons to whom and the time or times at which options will be granted, to determine the type and number of options to be granted and the terms, conditions and restrictions relating to any option, to determine the fair market value of the Common Stock in accordance with the Stock Option Plan and to reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by the option declines after the date the option was granted, and to approve the forms of agreement for use under the Stock Option Plan.

Securities Offered Under the Stock Option Plan

      The shares of Common Stock to be purchased upon the exercise of options under the Stock Option Plan will be issued from either authorized and unissued shares of Common Stock or any issued shares of Common Stock reacquired by the Corporation. If an option expires or becomes unexercisable for any reason without having been exercised in full, then, unless the Stock Option Plan has been terminated, the unpurchased shares of Common Stock with respect to the unexercised portion of the option will again be available for grants of options under the Stock Option Plan. Notwithstanding any other provision of the Stock Option Plan, shares issued under the Plan and later repurchased by the Corporation will not become available for future grant or sale under the Plan.

Eligibility

      Only employees and consultants of the Corporation are eligible for the grant of options under the Stock Option Plan. Incentive Stock Options (as defined in the Plan) may be granted only to employees. Notwithstanding whether an option has been designated as an Incentive Stock Option or as a Nonstatutory Stock Option, to the extent that the aggregate fair market value of stock for which options are exercisable for the first time by an optionee during any calendar year (for all plans of the Corporation) exceeds $100,000, the excess options will be treated as Nonstatutory Stock Options. The maximum number of shares with respect to which options or rights may be granted to any employee during the course of one year is 1,000,000.

Option Price

      Stock options granted under the Stock Option Plan are evidenced by a written stock option agreement ("Option Agreement") in such form and containing such terms and conditions as the Board of Directors from time to time approve, subject to the Stock Option Plan. Each Option Agreement states the number of shares to which it relates, whether the option constitutes an incentive stock option ("ISO") qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a non-qualified stock option ("NSO"), and the option price, which, under the Stock Option Plan, may not be less than 85% of the fair market value of the Common Stock on the date of grant. In the case of an ISO granted to an employee owning more than 10% of the voting stock of the Corporation, the option price will not be less than 110% of the fair market value of the Common Stock on the date of grant, and in the case of an ISO granted to any other employee, the option price will not be less than 100% of the fair market value of the Common Stock on the date of the grant. The fair market value of the Common Stock as of a particular date will be determined in accordance with the provisions of the Plan.

Consideration for Common Stock Subject to Options

      Consideration for Common Stock purchased upon the exercise of options granted under the Stock Option Plan may consist entirely of (i) cash, (ii) a check or checks, (iii) other shares of Common Stock already owned by the optionee which (a) in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six months on the date of surrender, and (b) have a fair market value on the date of surrender equal to the aggregate option exercise price, (iv) delivery of an irrevocable subscription agreement for the shares to be issued which obligates the holder to take and pay for the shares not more than 12 months after the date of delivery of the subscription agreement, (v) any combination of the foregoing methods of payment, or (vi) any other consideration or method of payment as permitted under
Section 157 of the Delaware General Corporation Law.

Term and Exercise of Options

      The Board of Directors has discretion to determine the term of an option, except that an option may not be exercised more than 10 years after its date of grant. In the case of an option granted to a person owning more than 10% of the voting stock of the Corporation, the term may not exceed five years from the date of grant. Options may be exercised in full at any time or in part from time to time in accordance with the Stock Option Plan and the provisions of any applicable Option Agreement. An option may not be exercised for a fraction of a share. The Board of Directors may require in its discretion that any option granted becomes exercisable only in installments or after some minimum period of time, or both. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution and are exercisable during the lifetime of an optionee only by the optionee.

Effect of Termination of Employment, Disability, Death

      On the optionee's termination of employment with the Corporation, the optionee will have the right to exercise the unexercised option, or portion thereof, at any time within three months after termination, but in no event later than the date of expiration of the term of the option as set forth in the Option Agreement. In the case of a Nonstatutory Stock Option or in the event that the optionee is unable to continue his or her employment or consulting relationship with the Corporation as a result of the optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), the optionee will have the right to exercise the unexercised option, or portion thereof, at any time within 12 months after termination, but in no event later than the date of expiration of the term of the option as set forth in the Option Agreement. On the optionee's termination of employment with the Corporation by reason of death or disability, the option may be exercised at any time within one year after termination. In the event of the death of an optionee, the executors, administrators, legatees or distributees of the estate of such optionee, and in the event of an optionee's disability, the guardian or legal representatives of the optionee, have the right to exercise the option.

      In the event of the death of an optionee, who is at the time of his or her death an employee or consultant of the Corporation and who has been in Continuous Status (as defined in the Plan) as an employee or consultant since the date of the grant of the option, the option may be exercised, at any time within 12 months following the date of death, but in no event later than the date of expiration of the term of the option as set forth in the Option Agreement, by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the optionee continued living and remained in Continuous Status as an employee or consultant three months after the date of death.

      In the event of the death of an optionee within three months after the termination of Continuous Status as an employee or consultant, the option may be exercised, at any time within three months following the date of death, but in no event later than the date of expiration of the term of the option as set forth in the Option Agreement, by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

Certain Adjustments

      Subject to any required action by the stockholders of the Corporation, options granted under the Stock Option Plan will be proportionately adjusted by the Board of Directors as to the number and price of shares subject to the options in the event of an increase or decrease in the outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of outstanding shares of Common Stock effected without receipt of consideration by the Corporation. In the event of any such change in the outstanding shares of Common Stock, the aggregate number of shares available under the Stock Option Plan will be appropriately adjusted by the Board of Directors, whose determination will be conclusive.

      In the event of the proposed dissolution or liquidation of the Corporation, the Board of Directors will notify the optionee at least 15 days prior to the proposed action. To the extent the option has not been previously exercised, the option will terminate immediately prior to the consummation of the proposed dissolution or liquidation. In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, the option will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation does not agree to assume the option or to substitute an equivalent option, the option will terminate upon the consummation of the merger.

Duration, Termination and Amendment of the Stock Option Plan

      The Board of Directors has complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that (i) any increase in the number of shares subject to the Plan, other than in connection with an adjustment described in the preceding section, (ii) any change in the designation of the class of persons eligible to be granted options, and (iii) any material increase in the benefits accruing to participants under the Plan must be approved by the stockholders of the Corporation. The power to grant options under the Stock Option Plan will automatically terminate 10 years following the adoption of the Stock Option Plan, or April 14, 2002, unless sooner terminated as provided in the Plan. If the Stock Option Plan is amended or terminated, any unexercised options will continue to be exercisable in accordance with their terms and the terms of the Stock Option Plan in effect immediately prior to the amendment or termination.

Certain Federal Income Tax Consequences

      The following discusses certain of the federal income tax consequences associated with (i) the grant of a stock option under the Stock Option Plan,
(ii) the exercise of options, and (iii) the disposition of shares received upon the exercise of an option.

      Non-Qualified Stock Options. The grant of an NSO (including any option that exceeds the limitations on incentive stock options described below) to an optionee will not be a taxable event. Accordingly, the optionee will not be subject to any income tax consequences with respect to an NSO until the option is exercised. Upon the exercise of an NSO, the optionee generally will recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. Generally, the Corporation will be entitled to a federal income tax deduction in the amount of the "spread" recognized by the optionee as ordinary income.

      On the delivery by an optionee of shares of Common Stock already owned by the optionee as payment for the exercise price of an NSO, the number of shares received on exercise of the option equal to the number of shares of Common Stock surrendered is a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the option in excess of the number of shares surrendered will be recognized by the optionee as ordinary compensation income in an amount equal to the fair market value of such shares. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the tax basis of the additional shares received is the amount recognized as ordinary compensation income by the optionee, that is, the fair market value of such additional shares.

      The payment by an optionee of the exercise price of an NSO by means of surrender of the existing option will result in the optionee recognizing ordinary compensation income on the "spread" between the exercise price of the option surrendered and the fair market value of the shares of Common Stock on the date of exercise. Generally, the Corporation will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise will be the fair market value of such shares on the date of exercise.

      The amount and character (whether long-term or short-term) of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally will depend on, among other things, whether such disposition occurred before or after such Common Stock vested, whether an election under Code Section 83(b) with respect to such shares had been made, and the length of time such shares were held by the optionee.

      Incentive Stock Options. Under the Code, incentive stock options may be granted only to employees of the Corporation. There are no federal income tax consequences associated with the grant of the option to an employee. However, in contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for federal income tax purposes. If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized on the subsequent sale or exchange of the shares generally will be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of those periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain will instead be taxable as ordinary income, and the Corporation would be entitled to a federal income tax deduction in that amount. The amount of gain that would be characterized as ordinary income will not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally will be characterized as a capital loss.

      On the delivery by an optionee of shares of Common Stock already owned by the optionee as payment of the exercise price of an ISO, the number of shares received on exercise of the ISO equal to the shares of the Common Stock surrendered is a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the ISO in excess of the number of shares surrendered will be treated as the exercise of an ISO and will not cause the optionee to recognize taxable income for regular income tax purposes. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the basis of any additional shares received on exercise of the ISO is the amount of any cash or other property paid on such exercise. However, if stock received on exercise of an ISO is used in connection with the exercise of an ISO when the holding period with respect to such stock is not met, such use will be considered a disqualifying disposition.

      The payment by an optionee of the exercise price of an ISO by means of surrender of such ISO will result in the optionee recognizing ordinary compensation income on the spread between the exercise price and the fair market value with respect to that number of options so surrendered less the number of options exercised for shares. Generally, the Corporation will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise of the option in this manner will be the amount paid for such shares.

      The Board of Directors believes that, as proposed, the approval of the amendment to the Stock Option Plan is in the best interests of the stockholders of the Corporation. Approval of this proposal requires a vote in favor of the amendment by the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting.

          The Board of Directors recommends that stockholders vote FOR the proposal to amend the Corporation's Stock Option Plan
                to increase the number of shares of Common Stock
              available for the grant of stock options thereunder.

                                   PROPOSAL 4

                      RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors has selected the firm of Ernst & Young, LLP, independent certified public accountants, to serve as auditors for the year ending December 31, 2000. Ernst & Young, LLP has served as the Corporation's auditors since the year ended December 31, 1994. It is expected that a member of the firm will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. Stockholder ratification of the Corporation's independent public accountants is not required under Delaware law or under the Corporation's Certificate of Incorporation or its By-Laws. If the stockholders do not ratify the selection of Ernst & Young, LLP, as the Corporation's independent public accountants for the year ending December 31, 2000, the Corporation's Board of Directors will evaluate what would be in the best interests of the Corporation and its stockholders and consider whether to select new independent public accountants for the current fiscal year.

                  The Board of Directors recommends a vote FOR
            the ratification of the selection of Ernst & Young, LLP.

                           2001 STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 26, 2000. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                            EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Corporation. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Corporation personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any further solicitation. In addition, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the name of a nominee. The Corporation will reimburse persons for their reasonable out-of-pocket costs.

                                  ANNUAL REPORT

      The Annual Report to stockholders of the Corporation for the year ended December 31, 1999, which includes the Corporation's annual report on Form 10-KSB, is enclosed with this Proxy Statement.

                                  OTHER MATTERS

      The Board of Directors is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein. If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

      Your cooperation in giving this matter your immediate attention and returning your proxy is appreciated.

                                          By Order of the Board of Directors,


                                          David L. Tousley
                                          Corporate Secretary

Kansas City, Missouri
May 5, 2000

                             AVAX TECHNOLOGIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                               FOR ANNUAL MEETING
                                  JUNE 7, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Jeffrey M. Jonas, M.D. and David L. Tousley, C.P.A., and each of them, with full power of substitution, as proxies to represent and vote all shares of Common Stock, and Series C Convertible Preferred Stock of AVAX TECHNOLOGIES, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of stockholders of the Corporation to be held on June 7, 2000, and at all adjournments or postponements, hereby revoking all former proxies.

1.    Election of Directors:

      Jeffrey M. Jonas, M.D., Edson D. de Castro, John K. A. Prendergast, Ph.D., Carl Spana, Ph.D., James Currie, Andrew W. Dahl, Sc.D., Gary S. Lazar, M.D., F.A.C.P.

      To withhold authority for a nominee, strike a line through such nominee's name.

2. Approval of an amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 to 50,000,000.

3. Approval of Amendment to the Corporation's Amended and Restated 1992 Stock Option Plan to increase the number of shares of Common Stock available for the grant of stock options from 1,500,000 to 2,500,000.

4. Ratification of Board of Director's selection of Ernst & Young, LLP as auditors for the fiscal year ending December 31, 2000.

                                      BACK

1.  Election of Directors:     FOR ALL NOMINEES |_|              WITHHOLD FOR ALL NOMINEES |_|

2.  Amendment of Certificate of Incorporation -
    Increase Authorized Common Stock:       FOR |_|           AGAINST |_|          ABSTAIN |_|

3.  Amendment of Stock Option Plan:         FOR |_|           AGAINST |_|          ABSTAIN |_|

4.  Ratification of selection of
    Ernst & Young, LLP:                     FOR |_|           AGAINST |_|          ABSTAIN |_|

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1), (2), (3) AND (4) in accordance with the specifications made and "for" each proposal if no specification is made.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

I/We will attend the meeting.   |_| YES     |_| NO


________________________________          Date: ______________________
(Signature of Stockholder)


________________________________          Date: ______________________
(Signature if held jointly)

Note: Please sign this Proxy exactly as your name or names appear on the books of the Corporation. Joint owners should each sign personally. Attorney, executor, administrator, trustee or guardian must give full title as such. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.